UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 11, 2008

CONSOLIDATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV 89014
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 - ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 11, 2008, the Company entered into an agreement by and among Billy David Altizer, an individual (“Altizer”), Pat E. Mitchell, an individual (“Mitchell”), and LeeCo Development LLC, a Kentucky limited liability company (“LeeCo”) filed herewith as Exhibit 99.1 (the “LeeCo Agreement”), having an effective date as of June 19, 2008, to purchase a fifty percent (50%) ownership interest in LeeCo from the purchase of twenty-five (25%) ownership interests of each of the two original members of LeeCo (the “Initial Owners”).  The LeeCo Agreement also provides for the Company’s acquisition of all current and future oil/natural gas rights owned or obtained by LeeCo, which development rights shall be transferred to the Company either through assignment from LeeCo to the Company or preferably directly by contract with the owner of subject properties, subject to a 1% interest which shall be retained equally between the Initial Owners.  This royalty shall  be payable on the oil/natural gas leases obtained on properties signed by LeeCo and transferred to the Company.  Under the LeeCo Agreement, the Company has the sole responsibility and authority to make all oil/natural gas decisions with respect to such current and future rights.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosures made in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On September 16, 2008, the Company closed on the LeeCo Agreement (the “Closing” or “Closing Date”).  In consideration for entering into the LeeCo Agreement, the Company paid an aggregate purchase price of $500,000 as follows: (i) $50,000 in cash, which cash funds were paid in equal payments of $25,000 to each of the Initial Owners at Closing and were provided by Johnny R. Thomas, the Company’s CEO; and (ii) $450,000 through the issuance of 225,000 shares of restricted common stock valued at $2.00 per share (the “Shares”), based on the fair market value of the Company’s Shares on the effective date of the LeeCo Agreement.  The Shares shall be sold in accordance with the lock-up provisions in the LeeCo Agreement, which permits the Initial Owners to sell 4,327 shares per week (the “Weekly Quota”) for the period from January 1, 2009 through December 31, 2009 (the “Lock-Up Period”), subject to there being an available exemption from registration or the shares being registered.  Any Shares not sold in accordance with the Weekly Quota will not be eligible for sale until after the Lock-Up Period expires.  The Company shall guarantee the $450,000 value of the Shares, provided they are sold in accordance with the terms of the lock-up.  In the event the Initial Owners sell the Shares at a price greater than $5.00 per share, the Initial Owners shall pay the Company any surplus in the same manner as the deficit payment under the guarantee, except that the Initial Owners shall remain liable to pay any surplus where the number of Shares sold exceeds the amount allowable under the terms of the lock-up.

At the Closing, the Company and the Initial Owners deposited $100,000 as a capital contribution to LeeCo in proportion to their respective ownership interests, consisting of $25,000 from each of the Initial Owners and $50,000 from the Company, which capital contribution is to be used for working capital purposes.  As LeeCo will generally need to retain minimal working capital of less than $100,000, the LeeCo Agreement provides that all working capital in excess of $100,000 will be distributed to the Initial Owners and the Company on a pro rata ownership basis once each quarter.  It is the intention of the parties to increase the $100,000 working capital threshold as needed to accommodate planned growth, which amendment may be accomplished by agreement between at least one Initial Owner and the Company.

Upon the Closing, the Company became a manager and member of LeeCo.  The Company appointed its President and CEO, Johnny R. Thomas, to perform the duties associated with this role until the Company notifies LeeCo of a change by written notice.

Under the LeeCo Agreement, there is a general non-compete provision that limits the Initial Owner’s ability to engage in activities (whether as an individual or through an entity) that conflict or compete with LeeCo projects.  LeeCo projects are defined as properties identified by the Initial Owners as properties which have coal reserves suitable for mining that can be successfully leased, permitted and subleased for mining to third parties at acceptable rates.  The Initial Owners also granted the Company a thirty (30) day right of first refusal to purchase any lands identified by the Initial Owners for sale (aside from land purchased for themselves or their immediate families).

LeeCo currently leases coal on approximately 650 acres and believes it can obtain additional coal leases and oil/natural gas rights on a substantial amount of acres on its properties.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures made in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

As of September 16, 2008, the Company issued 225,000 Shares in the amounts shown below: (1) Pat Mitchell Enterprises Inc. – 112,500 Shares, and (2) Billy David Altizer – 112,500 Shares (collectively, the “Stockholders”).  The Shares were valued at $2.00 per share when the LeeCo Agreement was negotiated, and were issued as payment of $450,000 in stock consideration pursuant to the terms of the LeeCo Agreement.  The issuance of the Shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 16, 2008, Helen Thomas resigned as Secretary/Treasurer and a director of the Company for personal reasons.  Helen Thomas is an artist and the spouse of Johnny Thomas, the Company's CEO and President.  On the same date, John C. Francis, the current Chief Financial Officer, Vice President, and a director of the Company, also became the newly appointed Secretary/Treasurer of the Company.

John C. Francis has served as Vice President, Chief Financial Officer and a director of the Company since its formation on January 26, 2007.  Effective September 16, 2008 and until his successor is duly appointed, he will also serve as the Secretary/Treasurer of the Company.  He has served as the President and a director of Native American Television Network, Inc. (NATVN) since June 2004. NATVN was formed to establish the first Western hemispheric, pan-tribal digital cable channel, to broadcast Native American television programming. Mr. Francis has served as Managing Member of Acalan, LLC since its formation in 1998. Acalan is a new media company specializing in the development, production and distribution of transformational media. Mr. Francis has also been a managing member of Falcon Financial Group, LLC since January 2000.  He served as Chief Financial Officer (from April 1994 to April 1996), vice-president, secretary and a director (April 1994 through January 1999) of AgriBioTech, Inc.  AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Mr. Francis’ departure from the Company.

There is no arrangement or understanding between Mr. Francis and any other persons pursuant to which he was selected as Secretary/Treasurer of the Company.

For more information with respect to the Company's relationship with Mr. Francis, please see the information set forth under "Certain Relationships and Related Transactions" in the Company’s Annual Report on Form 10-K/A for December 31, 2007, filed with the Securities and Exchange Commission on June 6, 2008, which is incorporated into this Item 5.02 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

To be provided by amendment.

(B)  PRO FORMA FINANCIAL INFORMATION

To be provided by amendment.

(D)  EXHIBITS

*99.1	LeeCo Agreement by and among the Company, Altizer, Mitchell, and LeeCo, entered into as of September 11, 2008.
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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: September 17, 2008	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas Title: Chief Executive Officer and President